Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE FROM NORTHERN STATES POWER COMPANY (A WISCONSIN CORPORATION) TO U.S. BANK NATIONAL ASSOCIATION TRUSTEE
DATED AS OF NOVEMBER 1, 2017 SUPPLEMENTAL TO TRUST INDENTURE DATED APRIL 1, 1947 AND SUPPLEMENTAL AND RESTATED TRUST INDENTURE DATED MARCH 1, 1991

TABLE OF CONTENTS

		Page
PARTIES		1
RECITALS		1
ARTICLE I	SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE	8
SECTION 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in the Indenture	8
ARTICLE II	FORM AND EXECUTION OF SERIES DUE DECEMBER 1, 2047	9
SECTION 2.01	Series Due December 1, 2047	9
SECTION 2.02	Redemption Bonds	10
SECTION 2.03	Surrender	11
SECTION 2.04	Taxes and Governmental Charges	11
SECTION 2.05	Book-Entry System	11
ARTICLE III	APPOINTMENT OF AUTHENTICATING AGENT	15
SECTION 3.01	Appointment of Agent or Agents for Bonds of Series due December 1, 2047	15
SECTION 3.02	Concerning the Agent	15
SECTION 3.03	Form of Alternate Certificate of Authentication	16
SECTION 3.04	Limit on Location and Number of Agents	16
ARTICLE IV	FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE	16
SECTION 4.01	Names and Addresses of Debtor and Securing Party	16
SECTION 4.02	Property Subject to Lien	16
SECTION 4.03	Maturity Dates and Principal Amounts of Obligations Secured	16
SECTION 4.04	Financing Statement Adopted for all First Mortgage Bonds Listed in Section 4.03	17
SECTION 4.05	Recording Data for the Indenture	17
SECTION 4.06	Mortgage Bonds	18

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TABLE OF CONTENTS
(continued)

		Page
ARTICLE V	MISCELLANEOUS	18
SECTION 5.01	Recitals of Fact, Except as Stated, are Statements of the Company	18
SECTION 5.02	Supplemental Trust Indenture to be Construed as Part of the Indenture	18
SECTION 5.03	Trust Indenture Act and Severability	18
SECTION 5.04	Indenture	18
SECTION 5.05	References to Either Party in Supplemental Trust Indenture Include Successors or Assigns	18
SECTION 5.06	Counterparts and Headings	18

Schedule A - Properties

ii

Supplemental Trust Indenture, made effective as of the 1st day of November, 2017, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire, Wisconsin (the “Company”), party of the first part, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota, as successor trustee (the “Trustee”), party of the second part;
WITNESSETH:
WHEREAS, the Company, has heretofore executed and delivered to the Trustee its Trust Indenture, made as of April 1, 1947 (the “1947 Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and
WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and
WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994 (redeemed)
December 1, 1969	Series due December 1, 1999 (redeemed)
September 1, 1973	Series due October 1, 2003 (redeemed)
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016 (redeemed)
March 1, 1988	Series due March 1, 2018 (redeemed)
April 1, 1991	Series due April 1, 2021 (redeemed)
March 1, 1993	Series due March 1, 2023 (redeemed)
October 1, 1993	Series due October 1, 2003 (retired)
December 1, 1996	Series due December 1, 2026 (redeemed)
September 1, 2003	Series A due October 1, 2018, and Series B due October 1, 2018
September 1, 2008	Series due September 1, 2038
October 1, 2012	Series due October 1, 2042
June 1, 2014	Series due June 15, 2024
WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and
WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after March 1, 1991); and
WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and
WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and
WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due December 1, 2047” the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $1,000 and integral multiples in excess thereof, and the bonds of said series to be substantially in the following form:

(Form of Bonds of Series due December 1, 2047)
NORTHERN STATES POWER COMPANY
(Incorporated under the laws of the State of Wisconsin)
First Mortgage Bond
Series due December 1, 2047
CUSIP 665789 AZ6

No. _______________	$________________

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*
EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY, A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR. *
NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (the “Company”), for value received, hereby promises to pay to _________ or its registered assigns, at the office of the Trustee in St. Paul, Minnesota, the sum of _________ Dollars in lawful money of the United States of America, on the 1st day of December 2047, and to pay interest hereon from the date hereof at the rate of 3.75 percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest at the office of U.S. Bank National Association in St. Paul, Minnesota on the 1st day of June and on the 1st day of December in each year, commencing June 1, 2018; provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any June 1 or December 1 will be paid to the person in whose name this bond was registered at the close of business on the record date (the May 15 prior to such June 1 or November 15 prior to such December 1 (whether or not a business day)). If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the

*This legend to be included if the bonds are issued as a global bond in book-entry form.

case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid.  The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.
This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by 17 supplemental trust indentures (collectively, the “Supplemental Trust Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), all of which instruments are herein collectively called the “Indenture,” executed by the Company to U.S. Bank National Association, as successor trustee (the “Trustee”). The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Trust Indentures and became effective and operative on October 1, 1993. Certain capitalized terms defined in the Indenture are used with the same meanings herein. Reference is made to the Indenture for a complete description of its terms. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a Completed Default as provided in the Indenture.
With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by the affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.
The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.
At any time prior to June 1, 2047 (which is the date that is six months prior to the maturity of the bonds of this series (the “Par Call Date”)), the Company may redeem the bonds of this series, in whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of this series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of this series being redeemed that would be due if such bonds matured on the Par Call Date (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption.
At any time on or after the Par Call Date, the Company may redeem, in whole or in part, the bonds of this series at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed (assuming, for this purpose, that the bonds of this series matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds being redeemed.
“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations for the date fixed for redemption, or (2) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of the Reference Treasury Dealer Quotations for the date fixed for redemption.
“Independent Investment Banker” means one of the Reference Treasury Dealers or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.
“Reference Treasury Dealer” means (1) each of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, and their respective affiliates or successors, provided, however, that if any of the foregoing or any of their respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealers selected by the Company after consultation with an Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.
“Treasury Rate” means, for any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption. The Treasury Rate will be calculated on the third business day preceding the date fixed for redemption.
This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.
Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.
No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.
The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 15 days immediately preceding any selection of bonds of this series to be redeemed. The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.
No recourse shall be had for the payment of the principal of or any premium or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.
This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank National Association, as successor Trustee under the Indenture, or its successor thereunder.
IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:	NORTHERN STATES POWER COMPANY

Attest:	By:
[Vice] President
(Form of Trustee’s Certificate)
This bond is one of the bonds of the series designated thereon, described in the within‑mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer
and
WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property that was not expressly described in the Original Indenture, in the Restated Indenture or in any previous Supplemental Trust Indenture; and
WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and
WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or a Committee of the Board of Directors of the Company; and
WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;
NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I
SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY
TO THE LIEN OF THE INDENTURE
SECTION 1.01. The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;
Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture and in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Indenture;
All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or hereafter may acquire in and to the aforesaid property and franchises and every part and parcel thereof; excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.
ARTICLE II
FORM AND EXECUTION OF SERIES DUE DECEMBER 1, 2047
SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due December 1, 2047, each of which shall bear the descriptive title “First Mortgage Bonds, Series due December 1, 2047,” (such bonds, the "Series 2047 Bonds") and the form thereof shall contain suitable provisions with respect to the matters specified in this Section 2.01. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall initially be authenticated and delivered in the aggregate principal amount of $100,000,000. The bonds of said series may be reopened and additional bonds of said series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of said series will contain the same terms (including the maturity date and interest rate), except for the public offering price, the issue date and, if applicable, the first interest accrual and payment dates, as the other bonds of said series. Any such additional bonds of said series, together with the bonds of said series initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $350,000,000. The bonds of said series shall mature on December 1, 2047, and shall be issued as registered bonds without coupons in denominations of a multiple of $1,000 and integral multiples in excess thereof. The bonds of said series shall bear interest at the rate of 3.75% per annum payable semi-annually on June 1 and December 1 of each year commencing June 1, 2018, and the principal shall be payable at the office of the Trustee in St. Paul, Minnesota, in lawful money of the United States of America, and the interest shall be payable in like money to the person entitled to such interest at said office of the Trustee in St. Paul, Minnesota, provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee. Interest on the Series 2047 Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of the Series 2047 Bonds is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of the Series 2047 Bonds is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of the Series 2047 Bonds is required to be paid. The Series 2047 Bonds shall be dated as of the date of authentication thereof by the Trustee.
As long as there is no existing default in the payment of interest on the Series 2047 Bonds, the person in whose name any Series 2047 Bond is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such

Series 2047 Bond subsequent to the Regular Record Date and on or prior to such interest payment date. Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.
The term “Regular Record Date” as used herein with respect to any interest payment date (June 1 or December 1) shall mean the May 15 prior to such June 1 or November 15 prior to such December 1 (whether or not a business day). The term “business day” as used in this Section 2.01 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.
SECTION 2.02. At any time prior to June 15, 2047 (which is the date that is six months prior to the maturity of the Series 2047 Bonds (the “Par Call Date”)), the Company may redeem the Series 2047 Bonds, in whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of such Series 2047 Bonds being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2047 Bonds being redeemed that would be due if such Bonds matured on the Par Call Date (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption. At any time on or after the Par Call Date, the Company may redeem, in whole or in part, the Series 2047 Bonds at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date fixed for redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed (assuming, for this purpose, that the Series 2047 Bonds matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds being redeemed.
“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations for the date fixed for redemption, or (2) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations for the date fixed for redemption, the average of all of the Reference Treasury Dealer Quotations for the date fixed for redemption.
“Independent Investment Banker” means one of the Reference Treasury Dealers or their respective successors or, if such firms or their respective successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer” means (1) each of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, and their respective affiliates or successors, provided, however, that if any of the foregoing or any of their respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealers selected by the Company after consultation with an Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.
“Treasury Rate” means, for any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption. The Treasury Rate will be calculated on the third business day preceding the date fixed for redemption.
The Series 2047 Bonds are not subject to a sinking fund.
The redemption prices of the Series 2047 Bonds need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section 2.02.
SECTION 2.03. The registered owner of any Series 2047 Bond or Bonds at his, her or its option may surrender the same at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.
SECTION 2.04. No charge shall be made by the Company for any exchange or transfer of the Series 2047 Bonds other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.
SECTION 2.05. (a) Except as provided in subsections (c) and (g) of this Section 2.05, the registered holder of all of the Series 2047 Bonds shall be The Depository Trust Company (“DTC”) and such Series 2047 Bonds shall be registered in the name of Cede & Co., as nominee for DTC. Payment of principal of, premium, if any, and interest on any Series 2047 Bonds registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the Series 2047 Bonds to the account of Cede & Co. on each such payment date for the Series 2047 Bonds at the address indicated for Cede & Co. in the Bond Register kept by the Trustee.

(b)    The Series 2047 Bonds shall be initially issued in the form of one or more separate single authenticated fully registered certificates in the aggregate principal amount of the Series 2047 Bonds. Upon initial issuance, the ownership of such Series 2047 Bonds shall be registered in the Bond Register kept by the Trustee in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the Series 2047 Bonds registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the Series 2047 Bonds and of giving any notice permitted or required to be given to registered holders under the Indenture, except as provided in Subsection 2.05(g) below; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC’s participants (each a “Participant”), any person claiming a beneficial ownership in the Series 2047 Bonds under or through DTC or any Participant (each a “Beneficial Owner”), or any other person that is not shown on the Bond Register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment of DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the Series 2047 Bonds; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the Series 2047 Bonds; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Series 2047 Bonds; or (5) any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the Series 2047 Bonds registered in the name of Cede & Co. only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in Wisconsin and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of, premium, if any, and interest on such Series 2047 Bonds to the extent of the sum or sums so paid. Except as otherwise provided in Subsections 2.05(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the Series 2047 Bonds. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.
(c)    If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the Series 2047 Bonds or there shall have occurred and be continuing a Completed Default with respect to the Series 2047 Bonds, the Company may notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates. In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Indenture and Section 2.03 of this Supplemental Trust Indenture. The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Subsection 2.05(c). DTC may determine to discontinue providing its services with respect to the Series 2047 Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates as described in this Supplemental Trust Indenture. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the Series 2047 Bonds to any Participant or (2) to arrange for another book-entry depository to maintain custody of certificates evidencing the Series 2047 Bonds registered in the name of such depository or its nominee. Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the Series 2047 Bonds (except as provided in Subsection 2.05(g) below). After such agreement has become effective, DTC shall present the Series 2047 Bonds for registration of transfer in accordance with Section 2.11 of the Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository. If a successor book-entry depository has not accepted such position before the effective date of DTC’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the Series 2047 Bonds.
(d)    Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any Series 2047 Bonds are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Series 2047 Bonds and all notices with respect to such Series 2047 Bonds shall be made and given, respectively, to DTC as provided in the blanket representation letter among DTC, the Company and the Trustee. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.
(e)    In connection with any notice or other communication to be provided pursuant to the Indenture for the Series 2047 Bonds by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the Series 2047 Bonds, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole registered holder.
(f)    NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE SERIES 2047 BONDS; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY

PARTIAL REDEMPTION OF THE SERIES 2047 BONDS; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.
SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE SERIES 2047 BONDS AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF THE SERIES 2047 BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE SERIES 2047 BONDS NOR THE PARTICIPANTS.
(g)    The Company, in its sole discretion, may terminate the services of DTC with respect to the Series 2047 Bonds if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to the Series 2047 Bonds or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a Completed Default with respect to the Series 2047 Bonds. The Company, in its sole discretion, may terminate the services of DTC with respect to the Series 2047 Bonds if the Company determines that a continuation of the requirement that all of the outstanding Series 2047 Bonds be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the Series 2047 Bonds. After such event and if no substitute book-entry depository is appointed by the Company, bond certificates will be delivered as described in the Indenture.
(h)    Upon the termination of the services of DTC with respect to the Series 2047 Bonds pursuant to subsections (c) or (g) of this Section 2.05 after which no substitute book-entry depository is appointed, the Series 2047 Bonds shall be registered in whatever name or names registered holders transferring or exchanging the Series 2047 Bonds shall designate in accordance with the provisions of the Indenture.
ARTICLE III
APPOINTMENT OF AUTHENTICATING AGENT
SECTION 3.01. The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Series 2047 Bonds in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.
SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)    Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.
(c)    Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.
(d)    The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.
SECTION 3.03. If an appointment is made pursuant to this Article III, the registered Series 2047 Bonds shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:
This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authenticating Agent

By:
Authorized Officer

SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE IV
FINANCING STATEMENT TO COMPLY WITH
THE UNIFORM COMMERCIAL CODE
SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company c/o Dawn Schultz, Siting & Land Rights Xcel Energy PO Box 8 Eau Claire, WI 54702-0008
Secured Party:	U.S. Bank National Association, as Trustee c/o U.S. Bank Global Corporate Trust Services 60 Livingston Avenue, EP-MN-WS3C St. Paul, Minnesota 55107
NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Wisconsin and Michigan.
SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section 4.02 at length.
SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series A and Series B due October 1, 2018	$150,000,000
Series due September 1, 2038	$200,000,000
Series due October 1, 2042	$100,000,000
Series due June 15, 2024	$200,000,000
Series due December 1, 2047	$100,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture.
SECTION 4.05. The 1947 Indenture, the Restated Indenture and the Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Wisconsin and Michigan designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture Dated April 1, 1947	Supplemental Trust Indenture Dated March 1, 1949
Supplemental Trust Indenture Dated June 1, 1957	Supplemental Trust Indenture Dated August 1, 1964
Supplemental Trust Indenture Dated December 1, 1969	Supplemental Trust Indenture Dated September 1, 1973
Supplemental Trust Indenture Dated February 1, 1982	Supplemental Trust Indenture Dated March 1, 1982
Supplemental Trust Indenture Dated June 1, 1986	Supplemental Trust Indenture Dated March 1, 1988
Supplemental and Restated Trust Indenture Dated March 1, 1991	Supplemental Trust Indenture Dated April 1, 1991
Supplemental Trust Indenture Dated March 1, 1993	Supplemental Trust Indenture Dated October 1, 1993
Supplemental Trust Indenture Dated December 1, 1996	Supplemental Trust Indenture Dated September 1, 2003
Supplemental Trust Indenture Dated September 1, 2008	Supplemental Trust Indenture Dated October 1, 2012
Supplemental Trust Indenture Dated June 1, 2014
SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.
ARTICLE V
MISCELLANEOUS
SECTION 5.01. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.

SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.
SECTION 5.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.
(b)    In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.
SECTION 5.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947,” “Original,” “Restated” or “Supplemental,” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.
SECTION 5.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
SECTION 5.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
(b)    The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
_______________

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture, to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, all done this 27th day of November, 2017.

NORTHERN STATES POWER COMPANY

/s/ Brian J. Van Abel
By: Brian J. Van Abel
Attest:	Its: Vice President and Treasurer

/s/ Charlynn M. Stevens
By: Charlynn M. Stevens Its: Assistant Secretary

Executed by NORTHERN STATES POWER COMPANY in the presence of:	(CORPORATE SEAL)
/s/ Kaydra A. Kirtz
Kaydra A. Kirtz
Witness

/s/ Julie McDaniel
Julie McDaniel
Witness

[Signature page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Joshua A. Hahn
By: Joshua A. Hahn
Its: Vice President
Attest:

/s/ Raymond S. Haverstock
By: Ryamond S. Haverstock
Its: Vice President

Executed by U.S. BANK NATIONAL ASSOCIATION, in the presence of:

/s/ Denise R. Landeen
Denise R. Landeen
Witness

/s/ Sodarany Pen
Sodarany Pen
Witness

[Signature page to Supplemental Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF HENNEPIN	)

On this the 27th day of November, 2017, before me, Sharon M. Quellhorst, a Notary Public, the undersigned officer, personally appeared Brian J. Van Abel and Charlynn M. Stevens, who acknowledged themselves to be the Vice President and Treasurer and the Assistant Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Vice President and Treasurer and Assistant Corporate Secretary, respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Brian J. Van Abel and Charlynn M. Stevens, respectively.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Sharon M. Quellhorst Sharon M. Quellhorst Notary Public In and For County of Hennepin State of Minnesota My commission expires: January 31, 2020
(NOTARY SEAL)

[Signature page to Supplemental Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF RAMSEY	)

On this the 21st day of November, 2017, before me, Judy A. Galberth, notary public, the undersigned officer, personally appeared Joshua A. Hahn and Raymond S. Haverstock, who acknowledged themselves to each a Vice President of U.S. Bank National Association, a national banking association, and that they, as such Vice Presidents, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Joshua A. Hahn and Raymond S. Haverstock, respectively.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Judy A. Galberth Judy A. Galberth Notary Public In and For County of Ramsey State of Minnesota My commission expires: January 31, 2021

(NOTARY SEAL)

[Signature page to Supplemental Indenture]

SCHEDULE A

The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank National Association, as Trustee, dated November 1, 2017 includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

I. PROPERTIES IN THE STATE OF WISCONSIN

1.	The following described real property, situated, lying and being in the County of Barron, to wit:

Almena Office
Lot 2 of CSM 21-91, Map No. 3041, a part of the NW ¼ NW ¼ of Section 30, Township 34 North, Range 13 West, in the Village of Almena, Barron County, Wisconsin.

The Parcel Identification Number is 101-8085-09-001.

2.	The following described real property, situated, lying and being in the County of Bayfield, to wit:

Pikes Creek Substation
The Northwest Quarter of the Northeast Quarter of the Northeast Quarter (NW1/4 NE1/4 NE1/4), Section Twenty-one (21), Township Fifty (50) North, Range Four (4) West, Town of Bayfield, Bayfield County, Wisconsin.

The Parcel Identification Numbers is 04-006-2-50-04-21-1 01-000-12000.

3.	The following described real property, situated, lying and being in the County of Chippewa, to wit:

Wissota Hydro
Parcel A: Lot 47, 4th Riverside Industrial Park, City of Chippewa Falls, Chippewa County, Wisconsin.

Parcel B: That part of Outlot 12, 4th Riverside Industrial Park, City of Chippewa Falls, Chippewa County, Wisconsin lying south of Lot 47, 4th Riverside Industrial Park described as follows:

Beginning at the Southwest corner of Lot 47, 4th Riverside Industrial Park; thence S 13°15’16” W to the South line of Outlot 12; thence S 78°19’00” E to the southeast corner of Outlot 12; thence N 01°41’45” W to the Southeast corner of Lot 47; thence N 78°19’00” W to the Southwest corner of Lot 47 and the point of beginning.

The Parcel Identification Number is 22808-0332-66230047.

4.	The following described real property, situated, lying and being in the County of Eau Claire, to wit:

Eau Claire Substation
Government Lot 6, of Section 8, Township 27 North, Range 9 West, City of Eau Claire, Eau Claire County, Wisconsin.

The Parcel Identification Number is 221-14-0839-000 (18221-2-270908-005-0001).

Harstad Substation
Lot 1 of Certified Survey Map #3031 recorded in Volume 17 of Certified Survey Maps Page 80 as Document #1108462, being a part of the SW 1/4 of the NW 1/4 of Section 5, Township 26 North, Range 7 West, Village of Fall Creek, Eau Claire County, Wisconsin, a/k/a Outlot 50 of Assessor's Plat of the Village of Fall Creek, Eau Claire County, Wisconsin.

The Parcel Identification Number is 127-1039-06-080 (1812722607052309006)

Sky Park Office
That part of the SW1/4 of the SW1/4 of Section 30, Township 27 North, Range 9 West, and the NW1/4 of the NW1/4 of Section 31, Township 27 North, Range 9 West, City of Eau Claire, Eau Claire County, Wisconsin, described as follows:

Commencing at the Southwest comer of said Section 30; thence North 88°52'45" East 294.59 feet to the point of beginning; thence along the Southerly line of State Highway 37 along the arc of a curve concave Southerly having a radius of 1,834.86 feet, whose chord bears North 52°11'42" East 626.94 feet; thence continuing along said Southerly line North 62°01'55" East 449.35 feet; thence South 00°00'00" West 637.59 feet; thence South 88°52'45" West 419.25 feet; thence along the arc of a curve concave Southerly having a radius of 430.00 feet, whose chord bears South 66°54'58" West 321.65 feet; thence North 45°02'49" West 250.33 feet to the point of beginning.

AND

That part of the NW1/4 of the NW1/4 of Section 31, Township 27 North, Range 9 West, City of Eau Claire, Eau Claire County, Wisconsin, described as follows:

Commencing at the Northwest corner of said Section 31; thence North 88°52'45" East 294.59 feet along the North line of said NW1/4 to the point of beginning; thence South 45°02'49" East 250.13 feet to the Northwesterly right-ofway line of Hamilton Avenue; thence Southwesterly along the arc of a curve on said Northwesterly right-of-way line having a long chord bearing South 43°10'37” West 26.62 feet; thence North 38°59'42" West 252.36 feet to the point of beginning.

Tax Parcel #221-15-1068-003 (18221-2-270930-330-0003)

5.	The following described real property, situated, lying and being in the County of La Crosse, to wit:

Big Rock Substation
Lot 1 of Certified Survey Map filed August 22, 2016 in Volume 17 of Certified Survey Maps, Page 5 as Document No. 1680308, being located in the SW ¼ of the SE ¼, Section 36, Township 17 North, Range 5 West, Town of Burns, La Crosse County, Wisconsin.

The Parcel Identification Number is 3-778-3.

6.	The following described real property, situated, lying and being in the County of Price, to wit:

Ogema Substation
That certain parcel of land in the Southwest quarter (SW1/4) of the Northwest quarter (NW1/4) of Section eleven (11), Township thirty-four (34) North, Range one (1) East, in the Town of Ogema, Price County Wisconsin, described as follows:

Commence at a point which is 50 feet South of the North line of said forty acre tract and 33 feet East of the center line of the highway running North and South along the West line of said tract; thence South, along the East line of said road, a distance of 50 feet to a point; thence run East, a distance of 60 feet on a line parallel with the North line of said tract to a point; thence run North, 50 feet on a line parallel with the East line of said road to a point; and thence West, to the point of beginning.

The Parcel Identification Number is 50-028-4-34-01-11-2 03-000-20000.

Park Falls Substation
Parcel I: That part of the Southwest quarter (SW 1/4) of the Southwest quarter (SW 1/4) of Section twelve (12), Township forty (40) North, Range one (1) West, in the Town of Lake, Price County, Wisconsin, described as follows:

Beginning at a point 397 feet East and 33 feet North of the Southwest corner of said Section 12 in the North line of the right-of-way of the public highway; running thence

North, 215.5 feet; thence East, 100 feet; thence South, 215.5 feet to the North line of the highway; thence West, along said highway right-of-way, 100 feet to the point of beginning.

Parcel II: That part of the Southwest quarter (SW 1/4) of the Southwest quarter (SW 1/4) of Section twelve (12), Township forty (40) North, Range one (1) West, in the Town of Lake, Price County, Wisconsin, described as follows:

Commencing at a point 397 feet East and 248.5 feet North of the Southwest corner of said section, being the Northwest corner of a tract of land heretofore deeded; running thence North, 100 feet; thence East, 100 feet; thence South, 100 feet; and thence West, 100 feet to the place of beginning.

Parcel III: That part of the Southwest quarter (SW 1/4) of the Southwest quarter (SW 1/4) of Section twelve (12), Township forty (40) North, Range one (1) West, in the Town of Lake, Price County, Wisconsin, described as follows:

Beginning at a point 397 feet East and 33 feet North of the Southwest corner of said Section 12 in the North line of the right-of-way of the public highway; running thence North, 315.5 feet; thence East, 100 feet; thence North, 100 feet; thence West, 464 feet to the East right-of-way line of the public highway; thence South, along said East right-of-way line, 415.5 feet to the North right-of-way line of the public highway; and thence East, along said North right-of-way line, 364 feet to the point of beginning.

Parcel IV: That part of the Southwest quarter (SW 1/4) of the Southwest quarter (SW 1/4) of Section twelve (12), Township forty (40) North, Range one (1) West, in the Town of Lake, Price County, Wisconsin, described as follows:

Beginning at a point 497 feet East and 33 feet North of the Southwest corner of said Section 12 in the North line of the right-of-way of the public highway; thence East, along said North right-of-way line, 10 feet; thence North, 415.5 feet; thence West, 10 feet; and thence South, 415.5 feet to the point of beginning on the North line of the right-of-way of said public highway.

The Parcel Identification Numbers are 50-026-2-40-01-12-3 03-000-40000, 50-026-2-40-01-12-3 03-000-30000, 50-026-2-40-01-12-3 03-000-20000, and 50-026-2-40-01-12-3 03-000-50000.

Transmission Line 3321 Fee Land
The West one hundred thirty-three (133) feet of the South one hundred eighty (180) feet of the Southwest quarter (SW1/4) of the Southwest quarter (SW1/4) of Section five (5), Township thirty-seven (37) North, Range one (1) East, in the Town of Worcester, Price County, Wisconsin.

The Parcel Identification Number is 50-034-4-37-01-05-3 03-000-20000.

Transmission Lines 3321, 3323 and 3615 Fee Land
The South one-half (S1/2) of the South one-half (S1/2) of the Southeast quarter (SE1/4) of the Southeast quarter (SE1/4) of Section eleven (11), Township forty (40) North, Range one (1) West, in the Town of Lake, Price County, Wisconsin.

The Parcel Identification Number is 50-026-2-40-01-11-4 04-000-30000.

7.	The following described real property, situated, lying and being in the County of St Croix, to wit:

Hudson Service Center - new
Lot 1 and Lot 2 of Certified Survey Map filed October 17, 2016 in Volume 27 of Certified Survey Maps, Page 6277 as Document No. 1037364, being located in the NE ¼ of NW ¼, Section 4, Township 28 North, Range 19 West, City of Hudson, St. Croix County, Wisconsin.

The Parcel Identification Numbers are 040-1013-50-000 and 236-2043-00-000.

8.	The following described real property, situated, lying and being in the County of Taylor, to wit:

Transmission Line 3477 Fee Land
Parcel I: A part of the Northwest Quarter (NW1/4) of the Southwest Quarter (SW1/4) of Section Twenty-seven (27), Township Thirty-three (33) North, of Range One (1) East, more particularly described as follows: Beginning at the intersection of the south line of said forty with the East line of the town road on the West side of said forty; thence East along the South forty line fifty feet; thence North parallel with the East line of said town road fifty feet; thence West parallel with the South line of said forty, fifty feet to the East line of said town road; thence South along the East line of said town road fifty feet to the place of beginning.

Parcel II: A parcel of land in the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section Thirty-four (34), Township Thirty-three (33) North, Range One (1) East, described as follows:

Beginning at the northwest corner of said section, thence running south along the west line thereof 83 feet to a point; thence east on a line parallel with the north line of said section a distance of 100 feet; thence north on a line parallel with the west line of said section to its intersection with the north line of said section; thence west along the north line of said section to the place of beginning.

The Parcel Identification Numbers are 044-00500-0000 and 044-00591-0000.

II. PROPERTIES IN THE STATE OF MICHIGAN

1.	The following described real property, situated, lying and being in the County of Gogebic, to wit:

Ironwood Service Center

Located in the CITY OF IRONWOOD

That part of the South ½ of the Southwest ¼, Section 13, Township 47 North, Range 47 West, more particularly described as follows:

Commencing at the Southwest corner of said Section 13;
Thence along the South line of Section 13, N87°53’09”E a distance of 1,598.25 feet to the POINT OF BEGINNING;
Thence N01°14’13”W a distance of 899.36 feet to the South right-of-way line of Liberty Street being a non-tangent curve concave to the south and having a radius of 1,241.33 feet;
Thence along the curve, being the South right-of-way line of Liberty Street, whose chord of 826.43 feet bears N87°05’44”E, an arc distance of 842.51 feet;
Thence continuing along the south right-of-way line of Liberty Street, S73°27’39”E a distance of 20.23 feet to a line 200.02 feet West of and parallel with the West right-of-way of Country Club Road;
Thence along the line 200.02 feet West of and parallel with the West right-of-way of Country Club Road, S01°14’13”E a distance of 736.97 feet to the North line of the parcel in Liber 458 Records, Page 159;
Thence along the North line of the parcel in Liber 458 records, Page 159 S88°02’17”W a distance of 715.23 feet;
Thence along the West line of the parcel in Liber 458 records, page 159 S1°15’59”E a distance of 169.22 feet to the South Line of Section 13;
Thence along the South line of Section 13 S87°53’09”W a distance of 130.28 feet to the POINT OF BEGINNING.

The Parcel Identification Number is 2752-13-351-020.

    III. TRANSMISSION LINES OF THE COMPANY
IN THE STATE OF WISCONSIN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under, or upon any private property of public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

Line 3203

La Crosse County
Sections 1, 12, 13, Township 17 North, Range 8 West
Sections 25, 36, Township 18 North, Range 8 West

Line 3204

Jackson County
Section 18, Township 21 North, Range 6 West

Trempealeau County
Section 18, Township 21 North, Range 6 West
Section 13, Township 21 North, Range 7 West

Line 3221

Sawyer County
Sections 17, 18, 20, Township 38 North, Range 7 West
Sections 3, 4, 5, 6, 10, 11, 12, 13, Township 38 North, Range 8 West
Section 31, Township 39 North, Range 8 West
Sections 5, 8, 15, 16, 17, 22, 26, 27, 35, 36, Township 39 North, Range 9 West

Line 3222

Rusk County
Sections 2, 3, 4, 7, 8, 9, 18, Township 35 North, Range 5 West
Sections 13, 22, 23, 24, 27, 28, 29, 30, Township 35 North, Range 6 West
Sections 5, 8, 17, 20, 25, 26, 29, 32, 33, 34, 35, Township 35 North, Range 7 West
Section 35, Township 36 North, Range 5 West
Sections 5, 8, 17, 20, 29, 32, Township 36 North, Range 7 West
Section 32, Township 37 North, Range 7 West

Sawyer County
Sections 4, 9, 16, 20, 21, 29, 32, Township 37 North, Range 7 West
Sections 20, 28, 29, 33, Township 38 North, Range 7 West

Line 3305

Clark County
Sections 7, 8, Township 28 North, Range 1 West

Line 3404

Dunn County
Section 6, Township 28 North, Range 12 West

Line 3408

Eau Claire County
Section 36, Township 27 North, Range 10 West

Line 3409

Eau Claire County
Sections 5, Township 26 North, Range 7 West

Line 3410

Pierce County
Section 15, Township 26 North, Range 20 West

Line 3424

Barron County
Section 15, Township 32 North, Range 10 West

Chippewa County
Sections 1, 2, Township 31 North, Range 10 West

Line 3427

Dunn County
Sections 29, 32, Township 30 North, Range 12 West

Line 3474

Rusk County
Sections 30, 31, Township 35 North, Range 6 West

Line 3488

Rusk County
Section 5, Township 34 North, Range 6 West
Sections 31, 32, Township 35 North, Range 6 West

Line 3493

Rusk County

Section 33, Township 35 North, Range 6 West

Line 3511

Rusk County
Sections 30, 31, Township 35 North, Range 6 West

An undivided tenant in common interest to Transmission Line No. 3103, such ownership interest to be in accordance with the Asset Ownership Percentages described in Section 3. 1. 3. 1. 2 of the Project Participation Agreement dated as of December 21, 2012, for the CapX2020 La Crosse Transmission Project Wisconsin.

Line 3103

Buffalo County
Sections 18, 19, 20, 28, 29, 33, 34, 35, Township 19 North, Range 10 West
Sections 2, 3, 4, 11, 12, 13, Township 19 North, Range 11 West
Sections 31, 32, 33, Township 20 North, Range 11 West
Sections 5, 6, 8, 9, 15, 16, 22, 23, 26, 35, 36, Township 20 North, Range 12 West
Sections 19, 29, 30, 32, Township 21 North, Range 12 West
Sections 13, 14, 24, Township 21 North, Range 13 West

La Crosse County
Sections 1, 12, 13, Township 17 North, Range 8 West
Sections 1, 12, 13, 24, 25, 36, Township 18 North, Range 8 West

Trempealeau County
Sections 1, 2, Township 18 North, Range 10 West
Sections 1, 3, 6, Township 18 North, Range 8 West
Sections 1, 2, 3, 4, 5, 6, 7, Township 18 North, Range 9 West
Section 35, Township 19 North, Range 10 West
Sections 31, 32, 33, 34, 35, 36, Township 19 North, Range 8 West

IV. TRANSMISSION LINES OF THE COMPANY
IN THE STATE OF MICHIGAN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under, or upon any private property of public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

Line 3325

Gogebic County
Sections 22, 23, 26, 27, Township 47 North, Range 47 West

Line 3629

Gogebic County
Section 16, Township 47 North, Range 46 West

Line 3629 and Line 3630

Gogebic County
Section 23, Township 47 North, Range 47 West

MORTGAGOR’S RECEIPT FOR COPY
The undersigned, Northern States Power Company, a Wisconsin corporation, the Mortgagor described in the foregoing instrument, hereby acknowledges that it has this day received from U.S. Bank National Association the Mortgage described therein, a full, true, complete, and correct copy of said instrument with signatures, witnesses and acknowledgments thereon shown. Dated this 27th day of November, 2017.

NORTHERN STATES POWER COMPANY

/s/ Brian J. Van Abel
By: Brian J. Van Abel
Attest:	Its: Vice President and Treasurer

/s/ Charlynn M. Stevens
By: Charlynn M. Stevens Its: Assistant Secretary
(CORPORATE SEAL)